CROMPTON & KNOWLES CORPORATION
               EMPLOYEE STOCK OWNERSHIP PLAN
               STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                             1995
   Fixed         C&K         Equity      Advisers     Mortgage
 Income Fund   Stock Fund      Fund         Fund         Fund        Total
Investment income:

 Cash dividends on
 investment in common
 stock of Crompton &
 Knowles Corporation and
 interest on short-term
 investments
 $      2,885 $  1,072,287 $    2,371   $    1,257     $    190  $  1,078,990

 Realized gain on sale
 of investments and
 withdrawals
        -        1,297,120        -            -            -        1,297,120


 Interest earned - Hartford
 Life Insurance Company
 group annuity
 contract
    1,051,264        -            -            -            -        1,051,264

 Net investment
 income
    1,054,149    2,369,407        2,371        1,257          190    3,427,374

Increase (decrease) in unrealized
appreciation of
investments
       -       (7,454,185)     824,777      120,815       37,820   (6,470,773)

Contributions:
 Employee
 Rollovers
      67,972        1,846      104,571       17,065        -          191,454
 Employees
     881,159    1,741,948      373,786      158,134       73,737    3,228,764
 Employer - Net of
 forfeitures
       -        2,043,854        -            -            -        2,043,854

Withdrawals and
Distributions
   (936,731)  (1,662,650)    (159,231)     (48,740)     (12,506)  (2,819,858)

Employee interfund
transfers
  1,818,848   (1,226,417)    (326,925)    (243,879)     (21,627)      -

Net increase/(decrease) in
Plan Equity
for the year
  2,885,397   (4,186,197)     819,349        4,652       77,614     (399,185)

Plan Equity at beginning
of year
 15,064,264   32,476,022    2,411,735      658,125      239,535   50,849,681

Plan Equity at
end of year
$ 17,949,661 $ 28,289,825 $  3,231,084 $    662,777 $    317,149 $ 50,450,496


                                             1994
    Fixed         C&K         Equity      Advisers     Mortgage
  Income Fund   Stock Fund      Fund         Fund         Fund        Total
Investment income:

 Cash dividends on
 investment in common
 stock of Crompton &
 Knowles Corporation and
 interest on short-term
 investments
$     4,357   $    879,230  $    4,847   $    1,583   $    652    $   890,669

 Realized gain on sale
 of investments and
 withdrawals
       -        1,242,744        -            -            -        1,242,744


 Interest earned - Hartford
 Life Insurance Company
 group annuity
 contract
     949,787        -            -            -            -          949,787

 Net investment
 income
     954,144    2,121,974        4,847        1,583          652    3,083,200

Increase (decrease) in unrealized
appreciation of
investments
       -      (12,033,946)      25,662      (14,931)      (4,103) (12,027,318)

Contributions:
 Employee
 Rollovers
       1,039        -              221        -            -            1,260
 Employees
     701,355    1,548,111      268,877       94,419       53,431    2,666,193
 Employer - Net of
 forfeitures
       -        1,676,755        -            -            -        1,676,755

Withdrawals and
Distributions
    (972,580)  (2,231,903)    (122,309)     (28,957)     (15,192)  (3,370,941)

Employee interfund
transfers
     750,591   (1,286,569)     416,791      123,419       (4,232)       -

Net increase/(decrease) in
Plan Equity
for the year
   1,434,549  (10,205,578)     594,089      175,533       30,556   (7,970,851)

Plan Equity at beginning
of year
  13,629,715   42,681,600    1,817,646      482,592      208,979   58,820,532

Plan Equity at
end of year
$ 15,064,264 $ 32,476,022 $  2,411,735 $    658,125 $    239,535 $ 50,849,681


                                             1993
    Fixed         C&K         Equity      Advisers     Mortgage
  Income Fund   Stock Fund      Fund         Fund         Fund        Total
Investment income:

 Cash dividends on
 investment in common
 stock of Crompton &
 Knowles Corporation and
 interest on short-term
 investments
 $    1,755   $    755,945 $      1,371   $      352   $     288  $   759,711

 Realized gain on sale
 of investments and
 withdrawals
       -         4,614,837        -            -            -       4,614,837


 Interest earned - Hartford
 Life Insurance Company
 group annuity
 contract
     865,918        -             -            -            -         865,918

 Net investment
 income
     867,673    5,370,782        1,371          352          288    6,240,466

Increase (decrease) in unrealized
appreciation of
investments
       -       (5,181,885)     206,916       42,937        8,885   (4,923,147)

Contributions:
 Employee
 Rollovers
      13,566        -            -            -            -           13,566
 Employees
     860,790    1,435,118      207,199       67,839       56,070    2,627,016
 Employer - Net of
 forfeitures
       -        1,617,481        -            -            -        1,617,481

Withdrawals and
Distributions
  (1,684,871)  (5,012,089)     (67,674)     (42,839)      (3,371)  (6,810,844)

Employee interfund
transfers
   1,448,397   (1,605,768)     112,091       48,780       (3,500)       -

Net increase/(decrease) in
Plan Equity
for the year
   1,505,555   (3,376,361)     459,903      117,069       58,372   (1,235,462)

Plan Equity at beginning
of year
  12,124,160   46,057,961    1,357,743      365,523      150,607   60,055,994

Plan Equity at
end of year
$ 13,629,715 $ 42,681,600 $  1,817,646 $    482,592 $    208,979 $ 58,820,532


     See accompanying notes to financial statements